UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2007

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The sole purpose of this amendment is to furnish supplementally information regarding Director Charles W. Bucknam, Jr.’s Board committee appointments, in accordance with Instruction 2 to Item 5.02 of Form 8-K.  There are no changes to the disclosures contained in the other items of the Company’s Report, as filed on January 2, 2008.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the merger, Charles W. Bucknam, Jr. has been appointed to the Boards of Directors of the Company and Community National.  He fills a vacancy created by the death last September of director Michael H. Dunn, bringing the total number of directors on each of the Company’s and Bank’s boards back up to 12.

Mr. Bucknam, age 64, served as the President and Chief Executive Officer of LyndonBank prior to the merger, having first been appointed to the position in November, 1993.  Mr. Bucknam also served on the LyndonBank Board of Directors.  In his capacity as President and CEO of LyndonBank, Mr. Bucknam was a party to a Change in Control Agreement with LyndonBank, pursuant to which he is entitled to receive a cash payment of $491,959.00 in connection with consummation of the merger.

On January 8, 2008, Mr. Bucknam was appointed to serve on the Company’s Nominating and Governance Committee.  In addition, he was appointed to serve on subsidiary Community National’s Risk Management and Community Reinvestment Act Committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 11, 2008	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer